Exhibit 10.34

SECOND ADDENDUM TO LEASE AGREEMENT

This Addendum is entered into on this 31st day of March 2009, by and between Pecten Court Mountain View Associates, LLC herein called Landlord and Notify Technology Corporation herein called Tenant.  This addendum shall amend and modify the existing agreement entered into on February 27, 2009; First Addendum to Lease agreement dated February 22, 2007 and expires March 31, 2009.

Subject lease shall be modified and amended as follows:

1.

This lease addendum is for the lease and use of the premises commonly described as 1054 S. DeAnza Blvd. Ste. 105, San Jose, California.  Rentable area is approximately 2,545 square feet.

2.

Pecten Court Mountain View Associates, LLC shall be the owner and Landlord.  All lease payments shall be made payable to Pecten Court Mountain View Associates, LLC payable at 222 Oak Meadow Drive, Suite A., Los Gatos, California 95032 or place or places designated by Landlord.

3.

This addendum does not supersede any estoppel agreements executed by Lessee and Lessee hereby expressly reaffirms all terms and conditions contained in said estoppel agreements.

4.

The term of this lease addendum will commence April 1, 2009 and expire on September 30, 2009.

5.

The base monthly rent for the use of Suite 105 shall be as follows:

4/1/09 – 9/30/09   $2.30 sq ft

$5,853.50

6.

All terms and conditions contained in the original lease above described not inconsistent with the terms and modifications contained herein are reaffirmed and shall and are made part hereof.

7.

Tenant agrees that Tenant will keep the terms of this Agreement in strictest confidence, and tenant will not disclose, communicate, or advertise the terms of this agreement or any information regarding lease without Landlord’s specific prior written consent in each instance, Tenant acknowledges that breach of this requirement may result in direct and indirect damage to Landlord both with respect to this transaction and other business dealing by Landlord with other parties.

LANDLORD

TENANT

Pecten Court Mountain

Notify Technology Corporation

View Associates, LLC

             /s/ Steve Sundeen

       /s/ Gerald W. Rice            .

BY STEVE SUNDEEN

BY GERALD RICE, CFO

March 31, 2009

March 31, 2009